                                                                   EXHIBIT 10.15


                               FUNDING AGREEMENT


     This Funding Agreement (this "Agreement"), dated as of April 23, 1999, is made by and between Green Funding I, L.L.C. ("Green Funding") and Green Mountain Energy Resources L.L.C. (the "Company").

                                   RECITALS
                                   --------

     A. The Company may require additional financing in order to meet its anticipated working capital needs for the remainder of its 1999 fiscal year.

     B. Green Funding is willing to provide additional financing to the Company on the terms set forth in this Agreement.

                                  AGREEMENTS
                                  ----------

                            I.  Funding Commitment
                                ------------------

     1.1  Commitment.  During the period commencing on the date of this
          ----------
Agreement and ending on January 3, 2000, Green Funding shall advance to the Company, in cash, such amounts as may be determined from time to time by the Company, in its sole discretion, to be necessary to enable the Company to meet its working capital needs for such period; provided, however, (i) in no event
                                           --------  -------
shall Green Funding be required to advance to the Company more than $22.0 million in the aggregate, (ii) all advances hereunder shall be made on the first business day of a calendar month and (iii) the Company shall give Green Funding not less than 30 days notice of the amount to be advanced. Notwithstanding anything to the contrary herein contained, Green Funding shall have no further obligations to make advances pursuant to this Agreement if the Company (or its successor) closes a sale of securities pursuant to its initial public offering.

     1.2  Terms of Advances.  All amounts advanced by Green Funding pursuant to
          -----------------
this Agreement shall bear interest at a rate of 6% per annum. On each December 31 and June 30, all accrued and unpaid interest shall be capitalized and added to the then outstanding principal. Principal, together with accrued and unpaid interest thereon, shall be payable on the earlier to occur of the second anniversary of the date of this Agreement or the tenth day following the closing by the Company (or its successor) of a sale of securities pursuant to its initial public offering. Simultaneously with the execution of this Agreement, the Company will execute and deliver a promissory note (the "Working Capital Note") payable to Green Funding in the form attached as Exhibit A hereto in order to evidence the advances made pursuant to this Agreement.

     1.3  Investment Intent.  Green Funding hereby represents and warrants that:
          -----------------

          (a) It is an accredited investor as defined in Rule 501 of Regulation D promulgated under the Securities Act of 1933, as amended (the "Securities Act"), and is, or is directed and advised by, a sophisticated person who has such knowledge and experience in financial and business matter as to be capable of evaluating the merits and risks of investing in the Working Capital Note.

          (b) It is accepting the Working Capital Note as contemplated hereby for its own account and not as a nominee for any other person or entity.

          (c) It is accepting the Working Capital Note as contemplated hereby as an investment and not with a view to distribute such Working Capital Note and it has no present intention to sell or otherwise transfer the Working Capital Note.

          (d) It understands that (i) the Working Capital Note has not been, and will not be, registered under the Securities Act or the securities laws of any state, (ii) it cannot sell such Working Capital Note unless the Working Capital Note is registered under the Securities Act and any applicable state securities law or an exemption from such registration is available, and (iii) the Working Capital Note received by such party will bear a legend to the effect of the foregoing clauses (i) and (ii).

                              II.  Miscellaneous
                                   -------------

     2.1  Further Assurances.  Each of the parties will, at any time, upon the
          ------------------
request of any other party hereto, take, or cause to be taken, all actions and do, or cause to be done, all things (including without limitation executing, acknowledging and delivering any additional agreements, instruments and documents) as may be necessary, appropriate or advisable in order to consummate or make effective the intentions, purposes and transactions of or contemplated by this Agreement.

     2.2  Successors and Assigns.  This Agreement will be binding upon the
          ----------------------
parties hereto and their respective successors and assigns and will inure to the benefit of the parties hereto and their respective successors and assigns.

     2.3  Entire Agreement.  This Agreement constitutes the entire agreement
          ----------------
between the parties with respect to the subject matter hereof.

     2.4  Amendment.  This Agreement may not be amended except by an instrument
          ---------
signed by the parties hereto.

     2.5  Headings.  Section headings in this Agreement are included herein for
          --------
convenience of reference only and will not constitute a part of this Agreement for any other purpose.

     2.6  Governing Law.  This Agreement will be governed by, and construed in
          -------------
accordance with, the law of the State of Texas, without giving effect to the principles of conflict of laws of such State.

     2.7  Counterparts.  This Agreement may be executed in counterparts, each of
          ------------
which shall be an original, but all of which together shall constitute but one and the same agreement.

     IN WITNESS WHEREOF, Green Funding and the Company have caused this Agreement to be executed as of April 23, 1999.



                                     GREEN FUNDING I, L.L.C.



                                     By:   /s/ SAM WYLY
                                        -------------------------------------
                                     Name:     Sam Wyly
                                          -----------------------------------
                                     Title:    Designated Representative
                                           ----------------------------------




                                     GREEN MOUNTAIN ENERGY
                                     RESOURCES L.L.C.




                                     By:   /s/ M. DAVID WHITE
                                        -------------------------------------
                                     Name:     M. David White
                                          -----------------------------------
                                     Title:    Chief Executive Officer
                                           ----------------------------------

                                                                       EXHIBIT A
                                                                       ---------


                                PROMISSORY NOTE
                                ---------------


Dallas, Texas                     $22,000,000                 April 23, 1999


     GREEN MOUNTAIN RESOURCES L.L.C., a Delaware limited liability company having offices at 55 Green Mountain Drive, South Burlington, Vermont 05407 ("Borrower"), for value received, promises to pay to the order of GREEN FUNDING I, L.L.C., a Delaware limited liability company having offices at 300 Crescent Court, Suite 1000, Dallas, Texas 75201, or its assigns ("Lender"), the principal sum of $22,000,000.00 or such lesser amount advanced to Borrower from time to time hereunder, together with all accrued and unpaid interest thereon, on or before the earlier to occur of (i) April 23, 2001 or (ii) the tenth day following the closing of a sale by the Borrower (or its successor) of securities pursuant to its initial public offering (the "Maturity Date"). This Note will evidence advances made from time to time prior to December 31, 1999 by Lender to Borrower pursuant to the terms of the Funding Agreement, dated as of April 23, 1999 (the "Funding Agreement"), by and between Lender and Borrower.

     The unpaid principal balance of each advance hereunder will bear interest at a per annum rate equal to 6%. On each June 30 and December 31 all accrued and unpaid interest will be capitalized and added to the then outstanding principal. In the event that the unpaid principal balance hereunder is not paid in full on the Maturity Date, such unpaid principal balance will continue to bear interest at a per annum rate equal to 6% as provided above, and principal, interest and all other amounts owing hereunder will be due and payable on demand.

     Notwithstanding any provision to the contrary herein contained, all amounts owing under this Note will be due and payable in full on the Maturity Date.

     All or any portion of the principal amount owing under this Note may be prepaid from time to time, in whole or in part, without premium or penalty. Any prepayment of this Note will be accompanied by all interest accrued on the principal amount being prepaid.

     Principal, interest and all other amounts owing hereunder are payable to Lender at the address designated by it from time to time. All payments on this Note will be made in lawful currency of the United States of America, constituting same day funds, without setoff, counterclaim or other defense.

     All computations of interest hereunder will be made on the basis of a year of 365 or 366 days, as the case may be.

     It is not the intention of any party hereto or any subsequent holder hereof to make an agreement violative of the laws of any applicable jurisdiction relating to usury. In no event will Borrower be obligated to pay any amount in excess of the maximum amount of interest permitted under applicable law. If from any circumstance the holder hereof ever receives anything of value deemed excess interest under applicable law, an amount equal to such excess will be applied to the reduction of the principal amount hereof, and any remainder will be promptly refunded to the payor.

     Borrower agrees to indemnify and hold harmless each holder of this Note against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against such holder or any of its partners, representatives, officers, directors, employees or agents, in any way relating to or arising out of this Note or any act, omission or transaction of Borrower or any of its partners, representatives, officers, directors, employees or agents (including in connection with or as a result, in whole or part, of the negligence of any such person); provided, however, that a holder of this Note will not be so indemnified and held harmless for any losses or damages which Borrower proves were caused by such holder's willful misconduct or gross negligence, and such holder will be liable to Borrower only to the extent of any direct (as opposed to consequential) damages suffered by Borrower as a result of such holder's willful misconduct or gross negligence.

     If this Note is placed in the hands of an attorney for collection after default, or if all or any part of the indebtedness represented hereby is proved, established or collected in any court or in any bankruptcy, receivership, debtor relief, probate or other court proceedings, Borrower agrees to pay reasonable attorneys' fees and collection costs incurred.

     Borrower hereby waives demand, presentment for payment, protest, notices of any kind, including without limitation notice of protest and notice of intention to accelerate the maturity of this Note, the bringing of any suit against any party, and any notice of defense on account of any extensions, renewals, partial payments or changes in any manner of or in this Note or in any of its terms, provisions and covenants, or any releases or substitutions of any security, or any delay, indulgence or other act of any holder hereof, whether before or after maturity.

     If any provision of this Note is held to be illegal, invalid or unenforceable under present or future laws during the term hereof, such improper provision will be fully severable, this Note will be construed and enforced as if such improper provision had never comprised a part hereof, and the remaining provisions hereof will remain in full force and effect and will not be affected by the improper provision or by its severance herefrom. Furthermore, in lieu of such improper provision, there will be added automatically as a part of this Note a legal, valid and enforceable provision as similar in terms to the improper provision as may be possible.

     Borrower may not assign or transfer its rights or obligations hereunder without the prior written consent of the holder of this Note. The holder of this Note is hereby authorized by Borrower to record on a schedule annexed to this Note (or on a supplemental schedule thereto) the amount of each advance to Borrower hereunder and each payment made on this Note by Borrower, which schedule will be conclusive and binding absent manifest error. The failure to make any such notation, however, will not affect the rights of the holder of this Note or the obligations of Borrower hereunder or under any related documents.

     This Note will be deemed to be a contract made and to be performed in Dallas, Texas. This Note will be governed by and construed in accordance with the laws of the State of Texas (without giving effect to conflict of law principles) and the United States of America. Without excluding any other jurisdiction, Borrower agrees that the state and federal courts of Texas located in Dallas, Texas will have jurisdiction over proceedings in connection herewith.

     TO THE EXTENT PERMITTED BY APPLICABLE LAW, THE BORROWER HEREBY WAIVES ANY RIGHT THAT IT MAY HAVE TO A TRIAL BY JURY OF ANY DISPUTE (WHETHER A CLAIM IN TORT, CONTRACT, EQUITY OR OTHERWISE) ARISING UNDER OR RELATING TO THIS NOTE OR ANY RELATED MATTERS, AND AGREES THAT ANY SUCH DISPUTE WILL BE TRIED BEFORE A JUDGE SITTING WITHOUT A JURY.

     THIS NOTE AND THE FUNDING AGREEMENT REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

     THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1993, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR OTHERWISE TRANSFERRED UNLESS THIS NOTE IS REGISTERED UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE.

                                    BORROWER:

                                    GREEN MOUNTAIN ENERGY RESOURCES L.L.C.




                                     By:   /s/ M. DAVID WHITE
                                        -------------------------------------
                                     Name:     M. David White
                                          -----------------------------------
                                     Title:    Chief Executive Officer
                                           ----------------------------------

                       ADVANCES AND PAYMENTS OF PRINCIPAL
                       ----------------------------------


                                   Amount of            Unpaid
                Amount of          Principal           Principal
Date             Advance            Payment             Balance
----            ---------          ---------           ---------